Exhibit 99.1

Biote Reports Second Quarter 2023 Financial Results

Solid Second Quarter Revenue Growth

Continued Progress to Optimize Capital Structure and Enhance Share Liquidity

Expansive Strategic Approach Targeting Therapeutic Wellness and Men’s Health Categories

IRVING, TX – August 10, 2023 - Biote (NASDAQ: BTMD), a leading solutions provider in preventive health care through the delivery of personalized hormone therapy, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

(All financial result comparisons made are against the prior year period)

•	Revenue of $49.3 million, a 19.1% increase

•	Gross profit margin of 67.9%, a 60-basis point increase

•	Net loss of $(13.1) million and GAAP loss per share of $(0.25), compared to a net loss of $(21.3) million and GAAP loss per share of $(0.34)

•	Adjusted EBITDA of $14.5 million, a 10.6% increase

“Biote continued to broaden awareness of the benefits of hormone replacement therapy while delivering solid financial performance in our second quarter,” said Terry Weber, Biote’s Chief Executive Officer. “Revenue grew more than 19% over the prior-year period, and we achieved an Adjusted EBITDA margin of 29.5% even as we invested in strengthening our capabilities. During the quarter, we continued to optimize our capital structure by completing a warrant exchange offer and consent solicitation. In addition, another secondary offering of our Class A common stock was completed during the quarter, further enhancing the liquidity of our publicly traded shares without diluting current holders.”

Ms. Weber continued, “Recently we formalized our commitment to men’s hormone health with the launch of our new Men’s Health division. We are excited about the long-term opportunity in this large and growing addressable market, as more men seek safe and effective treatments regardless of age.

“To more effectively address the growing opportunities in today’s dynamic preventative health market, we continue to expand our strategic approach, encompassing a broader range of hormone and wellness therapies. For example, we are currently trialing an expanded suite of requested products from our top providers in response to growing patient demand for wellness products that are complementary to our existing therapies. Ultimately, we aim to become a leading platform provider of evidence-based therapeutic wellness solutions.”

2023 Second Quarter Financial Review

(All financial result comparisons made are against the prior year period unless otherwise noted)

Revenue for the second quarter of 2023 was $49.3 million, an increase of 19.1% from $41.4 million for the second quarter of 2022. The increase was driven by procedure revenue growth of 9.8% and dietary supplement revenue growth of 52.8%. Second quarter dietary supplement revenue benefited from a successful seasonal promotion for Biote practitioners, as well as a continued positive response to our new direct-to-patient distribution channel.

Gross profit margin for the second quarter of 2023 was 67.9% compared to 67.3% for the second quarter of 2022. The increase in gross profit margin reflected continued effective cost management.

Operating income for the second quarter of 2023 was $7.7 million, compared to a loss of $(85.6) million for the second quarter of 2022. Operating income in the second quarter of 2023 reflected growth in revenue and improved gross profit, partially offset by increased personnel and other expenses to build our infrastructure. Operating loss in the second quarter of 2022 was mainly due to transaction-related expenses of $18.8 million and share-based compensation of $79.3 million at time of going public.

Net loss for the second quarter of 2023 was $(13.1) million, or $(0.25) per share, compared to net loss of $(21.3) million, or $(0.34) per share, for the second quarter of 2022. Net loss for the second quarter of 2023 primarily reflected a net change in the fair value adjustments to warrant and earnout liabilities of $18.2 million. Net loss for the second quarter of 2022 was impacted by several transaction-related items.

Adjusted EBITDA for the second quarter of 2023 was $14.5 million, with an Adjusted EBITDA Margin of 29.5%, compared to Adjusted EBITDA of $13.1 million, with an Adjusted EBITDA Margin of 31.8%, for the second quarter of 2022. The increase in Adjusted EBITDA was driven by the growth in revenue and improved gross profit, partially offset by increased operating expenses to support the Company’s growth and expansion.1

2023 Financial Outlook

“Biote continues to drive profitable growth as we strengthen our capabilities, broaden our suite of product offerings and focus on therapeutic wellness solutions. Due to temporary inefficiencies resulting from the realignment and expansion of our sales geographies and evolving market dynamics, we anticipate a more moderate pace of growth in the second half of 2023 as compared to our prior forecast. As a result, we now forecast 2023 revenue and Adjusted EBITDA will likely be toward the lower end of our guidance range,” concluded Ms. Weber.

[1]

Please see the “Reconciliations of Adjusted EBITDA” table below for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income, and additional information about Adjusted EBITDA.

($ in millions)	2023 Guidance Range
Revenue	$190-$200
Adjusted EBITDA	$56-$60

Conference Call:

Terry Weber, Chief Executive Officer, and the Company’s management will host a conference call to review these results and provide a business update beginning at 8:30 a.m. ET on Friday, August 11, 2023. To access the conference call by telephone, please dial (844) 481-2820 (U.S toll-free) or (412) 317-0679 (International). To access a live webcast of the call, interested parties may use the following link: Biote Q2 2023 Earnings Webcast. A replay of the webcast will be available on the Events page of the Biote Investor Relations website, at ir.biote.com, shortly after the event concludes.

Discussion of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Biote has disclosed Adjusted EBITDA, a non-GAAP financial measure that it calculates as net income before interest, taxes and depreciation and amortization, further adjusted to exclude stock-based compensation, transaction-related expenses, fair value adjustments to certain equity instruments classified as liabilities and other non-operating costs. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to Adjusted EBITDA.

We present Adjusted EBITDA because it is a key measure used by our management to evaluate our operating performance, generate future operating plans and determine payments under compensation programs. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements of our assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us.

In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgment by Biote’s management about which expenses are excluded or included. A reconciliation is provided in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

About Biote

Biote is transforming healthy aging through innovative, personalized hormone optimization therapies delivered by Biote-certified medical providers. Biote trains practitioners how to identify and treat early indicators of hormone-related aging conditions, an underserved $7 billion global market, providing affordable symptom relief for patients and driving clinic success for practitioners.

Forward-Looking Statements

Except for historical information contained herein, this press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; our limited operating history; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including recent bank failures; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Biote’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 11, 2023. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Financial Tables

Biote Corp.

Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$68,480	$79,231
Short-term investment	20,000	—
Accounts receivable, net	8,336	6,948
Inventory, net	7,396	11,183
Other current assets	7,898	3,816

Total current assets	112,110	101,178
Property and equipment, net	1,062	1,504
Capitalized software, net	5,733	5,073
Operating lease right-of-use assets	1,915	2,052
Deferred tax asset	18,232	1,838

Total assets	$139,052	$111,645

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$7,468	$4,112
Accrued expenses	5,426	6,274
Term loan, current	6,250	6,250
Deferred revenue, current	2,310	1,965
Operating lease liabilities, current	280	165

Total current liabilities	21,734	18,766
Term loan, net of current portion	109,352	112,086
Deferred revenue, net of current portion	1,071	926
Operating lease liabilities, net of current portion	1,781	1,927
TRA liability	14,432	—
Warrant liability	—	4,104
Earnout liability	63,920	32,110

Total liabilities	212,290	169,919
Commitments and contingencies (See Note 18)
Stockholders’ Deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued or outstanding as of June 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value, 600,000,000 shares authorized; 29,310,636 and 11,242,887 shares issued, 27,723,136 and 9,655,387 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	3	1
Class B common stock, $0.0001 par value, 8,000,000 shares authorized; no shares issued or outstanding as of June 30, 2023 and December 31, 2022	—	—
Class V voting stock, $0.0001 par value, 100,000,000 shares authorized; 44,819,066 and 58,565,824 shares issued, 34,819,066 and 48,565,824 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	3	5
Additional paid-in capital	—	—
Accumulated deficit	(46,393)	(44,460)
Accumulated other comprehensive loss	(18)	(5)

biote Corp.’s stockholders’ deficit	(46,405)	(44,459)
Noncontrolling interest	(26,833)	(13,815)

Total stockholders’ deficit	(73,238)	(58,274)

Total liabilities and stockholders’ deficit	$139,052	$111,645

Biote Corp.

Consolidated Statements of Operations

(In Thousands, except per share values)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$48,652	$40,789	$92,807	$77,547
Service revenue	605	570	1,293	955

Total revenue	49,257	41,359	94,100	78,502
Cost of revenue (excluding depreciation and amortization included in selling, general and administrative, below)
Cost of products	14,992	12,984	28,019	24,641
Cost of services	836	553	1,686	1,173

Cost of revenue	15,828	13,537	29,705	25,814
Selling, general and administrative	25,760	113,425	48,845	128,528

Income (loss) from operations	7,669	(85,603)	15,550	(75,840)
Other income (expense), net:
Interest expense	(2,547)	(794)	(4,973)	(1,153)
Gain (loss) from change in fair value of warrant liability	(11,793)	3,399	(13,411)	3,399
Gain (loss) from change in fair value of earnout liability	(6,400)	61,680	(31,810)	61,680
Loss from extinguishment of debt	—	(445)	—	(445)
Other income	898	88	1,671	98

Total other income (expense), net	(19,842)	63,928	(48,523)	63,579

Loss before provision for income taxes	(12,173)	(21,675)	(32,973)	(12,261)
Income tax expense (benefit)	922	(346)	1,552	(282)

Net loss	(13,095)	(21,329)	(34,525)	(11,979)
Less: Net loss attributable to noncontrolling interest	(7,952)	(18,723)	(22,577)	(9,373)

Net loss attributable to biote Corp. stockholders	(5,143)	(2,606)	(11,948)	(2,606)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	(5)	—	1

Other comprehensive income (loss)	—	(5)	—	1

Comprehensive loss	$(13,095)	$(21,334)	$(34,525)	$(11,978)

Net loss per common share
Basic	$(0.25)	$(0.34)	$(0.62)	$(0.34)
Diluted	$(0.25)	$(0.34)	$(0.62)	$(0.34)
Weighted average common shares outstanding
Basic	20,704,866	7,574,271	19,153,574	7,574,271
Diluted	20,704,866	7,574,271	19,153,574	7,574,271

Biote Corp.

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net loss	$(34,525)	$(11,979)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,068	1,064
Bad debt expense	766	60
Amortization of debt issuance costs	391	188
Provision for obsolete inventory	(155)	20
Non-cash lease expense	137	116
Shares issued in settlement of litigation	1,199	—
Non-cash sponsor share transfers	—	7,216
Share-based compensation expense	4,817	79,270
(Gain) loss from change in fair value of warrant liability	13,411	(3,399)
(Gain) loss from change in fair value of earnout liability	31,810	(61,680)
Loss from extinguishment of debt	—	445
Deferred income taxes	236	(598)
Changes in operating assets and liabilities:
Accounts receivable	(2,154)	(1,652)
Inventory	3,942	(217)
Other current assets	(4,082)	(5,407)
Accounts payable	3,295	3,839
Deferred revenue	490	201
Accrued expenses	(848)	(28,965)
Operating lease liabilities	(31)	(123)

Net cash provided by (used in) operating activities	19,767	(21,601)
Investing Activities
Purchases of short-term investments	(20,000)	—
Purchases of property and equipment	(67)	(328)
Purchases of capitalized software	(1,158)	(812)

Net cash used in investing activities	(21,225)	(1,140)
Financing Activities
Proceeds from the business combination	—	12,282
Principal repayments on term loan	(3,125)	(1,250)
Borrowings on term loan	—	125,000
Extinguishment of Bank of America term loan	—	(36,250)
Debt issuance costs	—	(4,036)
Proceeds from exercise of stock options	420	—
Distributions	(6,588)	(8,707)
Capitalized transaction costs	—	(8,341)

Net cash provided by (used in) financing activities	(9,293)	78,698
Effect of exchange rate changes on cash and cash equivalents	—	2

Net increase (decrease) in cash and cash equivalents	(10,751)	55,959
Cash and cash equivalents at beginning of period	79,231	26,766

Cash and cash equivalents at end of period	$68,480	$82,725

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$4,581	$982
Cash paid for income taxes	4,472	171
Non-cash investing and financing activities
Capital expenditures and capitalized software included in accounts payable	$61	$126

Biote Corp.

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(13,095)	$(21,329)	$(34,525)	$(11,979)
Interest expense	2,547	794	4,973	1,153
Income tax expense (benefit)	922	(346)	1,552	(282)
Depreciation and amortization	530	563	1,068	1,064
Loss from extinguishment of debt	—	445	—	445
Other non-operating items	(898)	(89)	(1,671)	(98)
Share-based compensation expense	2,647	79,270`	4,817	79,270
Transaction-related expenses	—	18,769	—	19,477
Litigation and other	3,692	150	6,210	841
(Gain) loss from change in fair value of warrant liability	11,793	(3,399)	13,411	(3,399)
(Gain) loss from change in fair value of earnout liability	6,400	(61,680)	31,810	(61,680)

Adjusted EBITDA	$14,538	$13,148	$27,645	$24,812

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

Press@biote.com